UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ScanTech AI Systems Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	93-3502562
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of Principal Executive Offices)	(Zip Code)

Equity Incentive Plan of ScanTech AI Systems Inc.

(Full Title of the Plan)

Dolan Falconer

Chief Executive Officer

1735 Enterprise Drive

Buford, Georgia 30518

(Name and address of agent for service)

+1 (470) 655-0886

(Telephone number, including area code, of agent for service)

Copies To:

Fang Liu, Esq.

Bin Hu Karg, Esq.

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

(703) 919-7285

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 4,000,000 shares of common stock, par value US$0.0001 per share (the “Shares”), of ScanTech AI Systems Inc.(the “Company” or the “Registrant”), which may be issued pursuant to awards under the Equity Incentive Plan of ScanTech AI Systems Inc. (the “Equity Incentive Plan”), as approved by the Company’s board of directors.

As discussed more fully in the Company’s definitive proxy materials (File No. 333-280595) in connection with the business combination, the number of common stock that may be issued under the Equity Incentive Plan is equal to 15% of the aggregate number of common stock issued and outstanding immediately after the closing of the business combination (calculated on a fully-diluted basis).

This Registration Statement relates to securities that to which the Company’s prior registration statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the prior registration statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by ScanTech AI Systems Inc. (the “Registrant”) with the Commission are hereby incorporated by reference:

1)	The Registrant’s registration statement on Form S-4 (File No. 333-280595), as amended, initially filed with the Commission on June 28, 2024;

2)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 8, 2025;

3)	The Registrant’s registration statement on Form S-1 (File No. 333-284806), as amended, initially filed with the Commission on February 10, 2025; and

4)	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (except for information in those filings that is “furnished” to, rather than “filed” with, the Commission, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K).

The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to the indemnification agreement between the Registrant and each of its directors and executive officers, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form S-1 (File No. 333-284806), as amended, initially filed with the Commission on February 10, 2025 (the “Form S-1”), the Registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of being a director of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index is hereby incorporated by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
3.1	Amended and Restated Certificate of Incorporation of ScanTech AI Systems Inc.	8-K	001-42463	3.1	January 8, 2025
3.2	Bylaws of ScanTech AI Systems Inc.	8-K	001-42463	3.2	January 8, 2025
5.1*	Opinion of VCL Law LLP (regarding validity of Common Stock being registered)
23.1*	Consent of Freed Maxick, P.C.
23.2*	Consent of UHY LLP
23.3*	Consent of VCL Law LLP (included in Exhibit 5.1)
99.1	Form of Equity Incentive Plan of ScanTech AI Systems Inc.	8-K	001-42463	10.4	January 8, 2025
107*	Filing Fee Table

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on February 18, 2025.

ScanTech AI Systems Inc.

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dolan Falconer	Chief Executive Officer and Director	February 18, 2025
Dolan Falconer	(Principal Executive Officer)
/s/ James White	Chief Financial Officer	February 18, 2025
James White	(Principal Financial and Accounting Officer)
/s/ Karl Brenza	Director and Chairman of the Board	February 18, 2025
Karl Brenza
/s/ James Jenkins	Independent Director	February 18, 2025
James Jenkins
/s/ Keisha Bottoms	Independent Director	February 18, 2025
Keisha Bottoms
/s/ Bradley Buswell	Independent Director	February 18, 2025
Bradley Buswell
/s/ Thomas McMillen	Independent Director	February 18, 2025
Thomas McMillen
/s/ Michael McGarrity	Independent Director	February 18, 2025
Michael McGarrity